EXHIBIT 99.2

Corbus Pharmaceuticals Announces Pricing of Public Offering

Norwood, MA, Jan. 31, 2024 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (Nasdaq: CRBP) (“Corbus” or the “Company”), a precision oncology company with a diversified portfolio, today announced the pricing of an underwritten public offering of 4,325,000 shares of its common stock at a public offering price of $19.00 per share, for a total public offering size of approximately $82.2 million, before deducting underwriting discounts and estimated offering expenses. In addition, Corbus has granted the underwriters a 30-day option to purchase up to an additional 648,750 shares of its common stock on the same terms and conditions. All of the securities in the offering are being sold by Corbus. The offering is expected to close on or about February 2, 2024, subject to customary closing conditions.

Corbus intends to use the net proceeds of the offering to fund the clinical development of its pipeline and for working capital and other general corporate purposes.

Jefferies is acting as sole book-running manager for the offering. H.C. Wainwright & Co. and Oppenheimer & Co. are acting as lead managers for the offering.

The offering is being made pursuant to a registration statement that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on June 13, 2023. Copies of the final prospectus supplement and accompanying prospectus relating to these securities may also be obtained, when available, by sending a request to Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York, 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a precision oncology company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such

forward-looking statements include, without limitation, statements about Corbus’ expectations regarding the completion of its public offering and the anticipated use of proceeds therefrom. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Corbus’ business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the final prospectus supplement related to the public offering that will be filed with the SEC and the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. There can be no assurances that we will be able to complete the offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corbus undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Corbus Pharmaceuticals Contacts:

Sean Moran
Chief Financial Officer
Corbus Pharmaceuticals
smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com